                                 NEWS BULLETIN
                                     FROM

                         The Financial Relations Board
                        -------------------------------
                                BSMG WORLDWIDE


--------------------------------------------------------------------------------


                               [LOGO OF SIZZLER]

                        RE: SIZZLER INTERNATIONAL, INC.
                            6101 W. Centinela Ave. Suite 200
                            Culver City, CA 90230
                            (310)568-1035
                            NYSE: SZ

--------------------------------------------------------------------------------

AT THE COMPANY:                                                     AT THE FINANCIAL RELATIONS BOARD:
Charles Boppell                  Kim Forster                       Haris Tajyar           Moira Conlon
President and CEO                Vice President, Planning          General Information    Investor Contact
(310) 568-0135                   (310) 568-0135                    (310) 442-0599         (310) 442-0599

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
November 16, 2000

SIZZLER INTERNATIONAL REPORTS Second
QUARTER EARNINGS AND SAME-STORE SALES

                            ----------------------

HIGHLIGHTS:

 .    Acquisition of 82% of Oscar's Restaurants completed and integration proceeding as planned
 .    Same-store-sales growth of 0.7% for Sizzler USA, 4.0% for KFC and 4.9% for
     Oscar's
 .    Remodeling and re-imaging program on track
 .    Earnings impacted by E. coli incident at Milwaukee franchise stores and
     Australian exchange rate


CULVER CITY, CA--November 16, 2000--Sizzler International, Inc. (NYSE: SZ) today reported financial results for the second quarter of fiscal 2001 ended October 15, 2000.

For the second quarter of fiscal 2001, the Company reported revenues of $54.6 million, a decrease of 1.1% from the $55.3 million in revenues reported in the same period last year. The decline in second quarter revenues is primarily attributable to the impact of an E. coli episode at two franchise locations in Milwaukee, which adversely affected domestic Sizzler(R) restaurants nationwide, and the 13.1% decline in the Australian dollar exchange rate. Excluding the effect of the weakening in the Australian dollar exchange rate, revenues would have been $58.9 million, an increase of 6.5%. For the second quarter of fiscal 2001, Sizzler reported net income of $310,000, or $0.01 per diluted share, an 85.0% decrease from net income of $2.1 million, or $0.07 per diluted share, in the second quarter of fiscal 2000.

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Sizzler International, Inc.
Page 2 of 7


For the six months ended October 15, 2000, the company reported revenues of $109.3 million, a decrease of 2.6% from revenues of $112.3 million in the same period last year. Sizzler reported net income of $3.2 million, or $0.11 per diluted share, a decline of 30.5% from net income of $4.6 million, or $0.16 per diluted share, reported in the year-ago period. "As we expected, the weakening of the Australian dollar and the loss of sales momentum from the E. coli incident at two franchise locations had a significant impact on our earnings this quarter. However, we remain committed to our long term strategies of expanding our international operations, strengthening the Sizzler(R) brand and growing Oscar's," said Charles Boppell, President and CEO of Sizzler International.

Oscar's Transaction Completed

During the second quarter, the Company completed the acquisition of 82% of Oscar's, a key element of Sizzler's long term growth strategy. "We are very pleased to have Oscar's as part of the Sizzler family and look forward to the concept's expansion and growth. Oscar's performance this quarter was strong and in-line with our expectations. As we stated when we first announced the transaction, we anticipated that the initial impact would be $0.04 to $0.05 dilutive in its first year and accretive in its second year. Our results for the quarter include the results we anticipated," said Mr. Boppell. Same store sales growth for Oscar's was 4.9% for the quarter. Total sales growth for the quarter was 17.8%, helped in part by the opening of the ninth Oscar's location.

Positive Trends in Same Store Sales Growth

For the second quarter of fiscal 2001, the Company's Australian operations performed strongly even with the introduction of a 10% goods and services tax
(GST) at the start of the quarter and the Sydney Olympics, which tended to dampen leisure dining. The Company's KFC(R) units reported a 4.0% increase in same store sales. The higher check average Sizzler(R) locations were affected more by the GST and reported a decline in same store sales of 4.1% for the quarter.

Same store sales increased 0.7% across company owned U.S. Sizzler(R) locations despite the problems in Milwaukee. "Even with this setback and loss of our sales momentum, our domestic Sizzler(R) restaurants continued to experience sales growth. We believe that this is a temporary setback and that the significant effects are behind us," said Thomas E. Metzger, FMP, President and CEO of Sizzler USA.

"Our store remodeling and re-imaging program has yielded favorable responses from our customers. At the end of the second quarter, 47 units had been completely repositioned. An additional 9 units are currently in various stages of the re-image process. We believe our efforts will result in solid increases in sales and customer counts in the quarters ahead," concluded Mr. Metzger. For the second quarter, same store sales growth at re-imaged stores was over 4%, despite the E. coli incident which took place at the start of the quarter as many stores were being or had just recently been re-launched. The company is on track to complete all scheduled remodels by the end of the year as planned.


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Sizzler International, Inc.
Page 3 of 7


Share Repurchase Program

Sizzler repurchased 282,700 shares during the quarter, bringing the total number of shares repurchased to approximately 1.1 million of the 1.5 million shares of common stock that has been authorized by its Board of Directors. Subject to applicable laws and other factors, the company expects to complete its stock repurchase program as soon as practicable.

Investor Conference Call

Sizzler will be holding an investor conference call to discuss the Company's financial and operational results Thursday, November 16, 2000 at 11:00 am EST. The public will have the opportunity to listen to the live conference call over the Internet through StreetEvents at www.streetevents.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 345 Sizzler(R) restaurants worldwide, in addition to 104 KFC(R) restaurants primarily located in Queensland, Australia and 9 Oscar's in the southwest United States.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Sizzler intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws. Such statements may include, but are not limited to, statements regarding (i) the continued positive impact of the remodel program on sales and customer counts; (ii) the completion of the remodeling of domestic company owned stores as scheduled; (iii) the impact of the Oscar's transaction on Sizzler's earnings; (iv) the duration and magnitude of the effect of E. coli on Sizzler's sales; and (v) the continuation of the company's stock repurchase program. Sizzler cautions that these statements are qualified by important factors that could cause actual results to differ from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) the continuing favorable response to Sizzler's newly remodeled stores and/or new food offerings; (b) Sizzler's ability to complete the remodel program as scheduled; (c) the opening of new Oscar's restaurants as planned and the continued growth in sales at existing Oscar's restaurants; (d) Sizzler's ability to regain growth in sales lost due to the E. coli incident; (e) the ability of the Australian Sizzler(R) and KFC(R) restaurants to overcome any adverse impact from GST; (f) general economic, regulatory, and other factors pertaining to share repurchases; and (g) other risks as detailed from time to time in Sizzler's SEC reports, including Quarterly Reports on Form 10Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K.

For more information on Sizzler International, Inc. via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code "SZ."


                             [ tables to follow ]


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Sizzler International, Inc.
Page 4 of 7

                  SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE TWELVE WEEKS ENDED OCTOBER 15, 2000 AND OCTOBER 17, 1999
                    (in thousands, except for per share data)

                                                                                          TWELVE WEEKS ENDED
                                                                                          ------------------
                                                                             OCTOBER 15, 2000           OCTOBER 17, 1999
                                                                          -----------------------    ------------------------
                                                                                             (Unaudited)
Revenues
         Restaurants                                                                $     52,454                $     53,209
         Franchise operations                                                              2,183                       2,054
                                                                          -----------------------    ------------------------
                  Total revenues                                                          54,637                      55,263
                                                                          -----------------------    ------------------------
Costs and Expenses
         Cost of sales                                                                    18,733                      19,503
         Labor and related expenses                                                       15,029                      14,532
         Other operating expenses                                                         12,761                      11,721
         Depreciation and amortization                                                     2,109                       2,154
         General and administrative expenses                                               4,917                       4,094
                                                                          -----------------------    ------------------------
Total operating costs                                                                     53,549                      52,004
                                                                          -----------------------    ------------------------
Interest expense                                                                             933                         816
Investment income                                                                          (452)                       (198)
                                                                          -----------------------    ------------------------
                  Total costs and expenses                                                54,030                      52,622
                                                                          -----------------------    ------------------------
Income before income taxes                                                                   607                       2,641
Provision for income taxes                                                                   297                         578
                                                                          -----------------------    ------------------------
Net income                                                                          $        310                $      2,063
                                                                          =======================    ========================
Basic and diluted earnings per share                                                $       0.01                $       0.07
                                                                          =======================    ========================


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Sizzler International, Inc.
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                  SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
     FOR THE TWENTY-FOUR WEEKS ENDED OCTOBER 15, 2000 AND OCTOBER 17, 1999
                    (in thousands, except for per share data)

                                                                                       TWENTY-FOUR WEEKS ENDED
                                                                          ---------------------------------------------------
                                                                             OCTOBER 15, 2000           OCTOBER 17, 1999
                                                                          -----------------------    ------------------------
                                                                                             (Unaudited)
Revenues
         Restaurants                                                                $    104,766                $    108,050
         Franchise operations                                                              4,529                       4,218
                                                                          ----------------------     -----------------------
                  Total revenues                                                         109,295                     112,268
                                                                          ----------------------     -----------------------
Costs and Expenses
         Cost of sales                                                                    37,676                      39,710
         Labor and related expenses                                                       29,263                      29,377
         Other operating expenses                                                         24,692                      23,272
         Depreciation and amortization                                                     3,914                       4,232
         General and administrative expenses                                               9,229                       8,752
                                                                          ----------------------     -----------------------
Total operating costs                                                                    104,774                     105,343
                                                                          ----------------------     -----------------------
Interest expense                                                                           1,680                       1,688
Investment income                                                                        (1,012)                       (380)
                                                                          ----------------------     -----------------------
                  Total costs and expenses                                               105,442                     106,651
                                                                          ----------------------     -----------------------
Income before income taxes                                                                 3,853                       5,617
Provision for income taxes                                                                   678                       1,048
                                                                          ----------------------     -----------------------
Net income                                                                           $     3,175                $      4,569
                                                                          ======================     =======================
Basic and diluted earnings per share                                                 $      0.11                $       0.16
                                                                          ======================     =======================


                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES

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Sizzler International, Inc.
Page 6 of 7

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                              ASSETS                                           OCTOBER 15,                APRIL 30,
                                                                                  2000                      2000
                                                                        -----------------------    ------------------------
                                                                             (Unaudited)                  (Audited)
Current assets:
         Cash and cash equivalents                                                $     17,688                $     38,789
         Receivables, net of reserves of $786 at
            October 15, 2000 and $847 at April 30, 2000                                  4,651                       4,173
         Inventories                                                                     4,042                       4,333
         Current tax asset                                                               2,544                       2,544
         Prepaid expenses and other current assets                                       2,426                       1,132
                                                                        -----------------------    ------------------------
                  Total current assets                                                  31,351                      50,971
                                                                        -----------------------    ------------------------
Property and equipment, net                                                             60,353                      46,316
Property held for sale, net                                                              5,931                       8,931
Long-term notes receivable, net of reserves of $133
   at October  15, 2000 and April 30, 2000                                                 824                       1,224
Deferred income taxes                                                                    3,425                       3,405
Intangible assets, net of accumulated amortization of
   $997 at October 15, 2000 and $889 at April 30, 2000                                  19,610                       1,876
Other assets                                                                             4,532                       3,157
                                                                        -----------------------    ------------------------
         Total assets                                                            $     126,026               $     115,880
                                                                        =======================    ========================



                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES

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

Sizzler International, Inc.
Page 7 of 7

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (in thousands, except for share data)

LIABILITIES AND STOCKHOLDERS' INVESTMENT                                            OCTOBER 15,                APRIL 30,
                                                                                       2000                       2000
                                                                             ------------------------    -----------------------
                                                                                   (Unaudited)                 (Audited)
Current liabilities:
         Current portion of long-term debt                                              $      5,595               $      5,206
         Accounts payable                                                                      9,818                      8,196
         Other current liabilities                                                            12,482                     10,209
         Income taxes payable                                                                    966                      2,530
                                                                             ------------------------    -----------------------
                  Total current liabilities                                                   28,861                     26,141
                                                                             ------------------------    -----------------------
Long-term debt, net of current portion                                                        24,282                     21,198
Deferred gain on sale and lease back                                                           8,664                      8,269
Pension liability                                                                              9,489                      9,637
Stockholders' investment
         Capital stock-
         Preferred, authorized 1,000,000 shares, $5 par                                            -                          -
            value; no shares issued
         Common, authorized 50,000,000 shares, $0.01 par
            value;  outstanding 27,637,186 shares at October
            15, 2000 and 28,067,539 shares at April 30, 2000                                     288                        288
Additional paid-in capital                                                                   279,356                    278,408
Accumulated deficit                                                                        (216,594)                  (219,769)
Treasury stock, 1,129,400 shares at cost at October 15,                                      (2,894)                    (1,948)
      2000 and 706,700 shares at April 30, 2000
Accumulated other comprehensive income                                                       (5,426)                    (6,344)
                                                                             ------------------------    -----------------------
                  Total stockholders' investment                                              54,730                     50,635
                                                                             ------------------------    -----------------------
Total liabilities and stockholders' investment                                          $    126,026               $    115,880
                                                                             ========================    =======================

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